                                                                    EXHIBIT 10.7

               SEVERANCE, CONSULTING AND NON-COMPETITION AGREEMENT

                  THIS SEVERANCE, CONSULTING AND NON-COMPETITION AGREEMENT (this "Agreement"), dated as of February 5, 1998 is by and between ATC Group Services Inc. with its principal office at 104 East 25th Street, 10th Floor, New York, New York 10010 (the "Company") and Morry F. Rubin, #22H, 1965 Broadway, New York, New York ("Employee").

                                    RECITALS

                  WHEREAS, Employee is employed by the Company as President and Chief Executive Officer;

                  WHEREAS, Employee is currently compensated at the rate of $300,000 per year with a bonus equal to 2.5% of the Company's pre-tax profits (in the aggregate, the "Compensation");

                  WHEREAS, the Employee desires to resign his employment with the Company as of the effective date of the proposed merger between Acquisition Holdings, Inc. or an affiliate thereof and the Company (the "Effective Date");

                  WHEREAS, the parties desire to set forth their respective rights and obligations in respect of Employee's resignation from the above positions; and

                  WHEREAS, the Company and Employee desire to enter into a consulting agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the parties, intending to be legally bound, agree as follows:

                                    AGREEMENT

                  1. Resignation. Employee hereby resigns from his employment with the Company with effect on and as of the Effective Date. It is agreed by the parties that, on and as of the Effective Date, all rights and obligations of Employee and the Company with respect to such employment shall terminate.

                  2. Consulting Services. For a period of three (3) years after the Effective Date, Employee agrees to make himself available at reasonable times and locations (taking necessary account of Employee's business commitments) to perform consulting services as reasonably requested by the Company provided, (i) the Employee shall be given at least 48 hours prior written notice of the requested services, (ii) all such consulting services shall be rendered in The City of New

York and (iii) Employee shall not be required to devote more than 10 hours per month to the business of the Company. All consulting services rendered to the Company by Employee shall be performed as an independent contractor, and Employee shall not for any purpose be deemed to be an employee of the Company.

                  3. Benefits.

                  (a) Payment. In consideration of the agreements of Employee in Sections 1 and 2 hereof, and without diminution because of the ability or inability of Employee to perform any consulting services that may be requested by the Company, the Company agrees to pay Employee (or his assigns or, in the event of his death, his executor), on the Effective Date, the aggregate sum of $860,290, less applicable withholdings for federal, state and local taxes, as follows: $260,290 as a pro rata bonus for the fiscal year ending February 28, 1998 and $600,000 as a severance payment. Any tax liability incurred by Employee in respect of consideration received hereunder shall be borne by him.

                  (b) Health Insurance. For the three (3) year period commencing on the Effective Date, Employee and the members of his immediate family shall be entitled to participate in and receive benefits under: (i) ATC Management Inc.'s health coverage plan with Unicare or any health insurance plan subsequently adopted by the Company in its place; and (ii) the Executive Supplement Plan to ATC Management Inc.'s health coverage plan with Unicare as long as the Company is able to obtain coverage for Employee under the supplemental plan; provided, that, the Company shall use commercially reasonable efforts to maintain substantially similar coverage during the term of this Agreement. During such period, Employee shall pay all premiums, deductibles and other charges arising out of or associated with the coverage of Employee and his immediate family under the insurance plans described in clauses (i) and (ii) hereof; provided, that, such premiums, deductibles and other charges do not increase disproportionately for Employee as compared with other senior executives of the Company.

                  (c) Car Lease. On or about February 18, 1998, Employee shall return to the Company the BMW automobile leased by the Company and used by the Employee.

                  4. Expenses. All reasonable expenses incurred by Employee in connection with the provision of consulting services requested hereunder, including for airfare, hotel accommodations, meals and the like, shall be reimbursed by the Company within seven (7) days after presentation by Employee of receipts and other supporting documentation, provided that such expense had been approved in advance by the Company.

                  5. No Solicitation of Employees. Employee hereby represents and warrants that he has not solicited for employment or induced any person employed by the Company to terminate employment during the sixty-day period preceding the date hereof.

                  6. Covenant Not to Compete.

                  (a) Employee hereby covenants and agrees that Employee shall not, for a period of three (3) years after the Effective Date, alone or in conjunction with any other person or entity, whether as a principal, agent, stockholder, director, officer, manager, trustee, representative, employee, executive or consultant or in any other capacity, for whatever reason, directly or indirectly: (i) compete or assist any person or entity in competing with the Company in all aspects of the business as conducted by the Company on the Effective Date in any manner in the United States, except as permitted in clauses (iii) and (iv) below; provided, that, upon written notice by the Company of Employee's breach of this Section 6(a)(i), Employee shall have 10 (ten) business days from the date of notice to cure any such breach; (ii) request or cause any person employed by the Company on or after the date hereof to terminate employment; (iii) compete or assist any person or entity in competing with ATC InSys Technology Inc. ("InSys") or 3D Information Services Inc. ("3D") or assist any person or entity in competing with InSys or 3D anywhere within the legal boundaries of the State of New Jersey; or (iv) solicit on behalf of himself or any other person or entity, within The City of New York, any of the following customers of InSys: (A) J.P. Morgan & Co. Incorporated, (B) Merrill, Lynch & Co. (C) The Long Island Rail Road Co. and (D) The Chase Manhattan Bank; provided, however, that the immediately preceding clause (iv) shall apply only to products or services that are competitive with those of InSys. This Section 6 shall not be deemed to prohibit the Employee from owning up to 5% of the outstanding voting securities of any issuer whose securities are listed or traded on a U.S. national stock exchange, the Nasdaq National Market System or a comparable foreign exchange or system.

                  (b) If the scope of any restriction contained in this Agreement is too broad to permit enforcement of such restriction to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. Employee acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content. Employee further acknowledges and understands that the remedy at law for any breach by him of this Section 6 will be inadequate, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon Employee's violation of any provision of this Section 6, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 6 shall be deemed to limit the Company's remedies at law or in equity for any breach by Employee of any of the provisions of Section 6 which may be pursued or availed of by the Company.

                  (c) The Company is concurrently entering into a Severance, Consulting and Non-Competition Agreement with George Rubin containing covenant not to compete arrangements substantially identical with those of this Section 6, except that the applicable period is four years (the "Other Agreement"). It is of material significance to the Company that these arrangements are being entered into with both the Employee and George Rubin simultaneously and that they will be enforced on a joint basis. Accordingly, it is understood that the obligations of the Company and the Employee pursuant to this Section 6 and those of the Company and George Rubin pursuant to Section 6 of the Other Agreement are to be construed jointly, such that any breach by the Employee or George Rubin of their respective non-compete agreements will be considered a breach by both, and any default by the Company under either agreement will be considered a default by the Company under both this Agreement and the Other Agreement.

                  (d) The Company has agreed to pay an aggregate total of $4,700,000 in consideration of the joint covenants not to compete of the Employee and George Rubin, of which it will pay to the Employee the aggregate sum of $3,760,000, as follows: (i) $1,379,422 shall be paid on the Effective Date; and (ii) $396,763 shall be paid on each January 1, April 1, July 1, and October 1, commencing on the first such day that occurs at least one month following the Effective Date and ending with the sixth such payment. Any tax liability incurred by Employee in respect of the payment hereunder shall be borne by him.

                  7. Release. The Company hereby releases the Employee and the Employee hereby releases the Company and its affiliates and its and their present and former stockholders, directors, officers, employees, agents, attorneys, successors and assigns (together, the "Company Released Parties"), from any and all claims that each of the Employee or the Company Released Parties has or may have arising in any way out of Employee's employment with the Company and service as Director and the cessation thereof, including, but not limited to, any and all claims each of the Employee or the Company had, has or may have with respect to the Compensation. Notwithstanding the above, this provision is not intended to release any claims that may arise after the date Employee executes this Agreement, including claims to enforce this Agreement.

                  8. Retained Property. Employee represents that he has returned all property of the Company in his possession, including but not limited to credit cards, security key cards, telephone cards, car service cards, computer software or hardware, company identification cards, Company records and copies of records, correspondence and copies of correspondence and other books or manuals issued by the Company. Employee also warrants that he has no debts to or loans from the Company. Notwithstanding the foregoing, Employee shall have the right to retain (i) duplicate photocopies of books and records of the Company that do not fall within the category of "Confidential Information" (as defined below) and (ii) all personal property of the Employee located on the premises of the Company.

                  9. Confidentiality. Employee acknowledges that he has had and may in the performance of consulting services hereunder continue to have access to Confidential Information (as hereinafter defined) of the Company. Employee agrees not to disclose, communicate or divulge to, or use for the direct or indirect benefit of, any person (including Employee), firm, association or other entity (other than the Company or its affiliates) any Confidential Information. "Confidential Information" includes, but is not limited to, business methods, business policies, procedures, techniques, research or development projects or results, trade secrets (which Employee agrees include the Company's customer and prospective customer lists), pricing policies, business plans, computer software, intellectual property, and other such information not otherwise available to the general public, unless the information is disclosed to Employee without confidential or proprietary restriction by the Company or a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company. If any person (including any government employee) requests the disclosure or release of Confidential Information, Employee shall (i) promptly notify the Company of such request so that the Company may pursue any available remedies to prevent the disclosure or release of such Confidential Information and (ii) furnish the Company a copy of all written materials pertaining to such request for Confidential Information as the Company shall deem appropriate.

                  10. No Claims. Employee represents and warrants that he has not filed any charges, claims or complaints against the Company Released Parties, and he represents and warrants that he will not initiate or voluntarily participate or assist in any charge, claim, or complaint against the Company Released Parties, it being understood that this provision does not affect Employee's right to enforce this Agreement, or legal obligation, if any, to appear as a witness if subpoenaed for examination before trial or subpoenaed for trial or hearing or, if required, to provide information to the Equal Employment Opportunity Commission or to an equivalent state or local administrative agency in response to a demand for information.

                  11. Benefits Terminated. Employee acknowledges that he is not entitled to receive benefits from the Company other than as set forth in Section 3 of this Agreement, except for any vested benefits to which Employee is entitled in the Company's 401(k) Plan and except for any other benefits afforded Employee by applicable law.

                  12. No Inducements. Employee warrants that he is entering into this Agreement voluntarily, and that, except as set forth herein, no promises or inducements for this Agreement have been made, and he is entering into this Agreement without reliance upon any statement or representation by any of the Company Released Parties or any other person, concerning any fact material hereto.

                  13. Integration. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between the parties arising out of or relating to the Employee's employment and the cessation thereof. This Agreement may only be changed by written agreement executed by the parties.

                  14. Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                  15. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when executed and delivered by each of the parties.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                     ATC GROUP SERVICES INC.


                                                         /s/ Nicholas J. Malino
                                                     --------------------------
                                                     By:     Nicholas J. Malino
                                                     Title:  President


                                                     EMPLOYEE

                                                         /s/ Morry F. Rubin
                                                     --------------------------
                                                             Morry F. Rubin